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                                                               EXHIBIT 10.8(a)



                                                     January 27, 1997



Mr. Henry R. Silverman
HFS Incorporated
712 Fifth Avenue, 41st Floor
New York, New York   10019

Dear Henry:

                  Reference is hereby made to the agreement by and between HFS Incorporated (the "Company") and you, as amended and restated as of June 30, 1996 (the "Agreement"). Capitalized terms used in this letter shall have the meanings assigned to them in the Agreement unless otherwise defined herein. Pursuant to and in accordance with the amendment provisions set forth in
Section 10 of the Agreement, the Company and you hereby agree that the Agreement shall be amended, effective January 27, 1997, as follows.

                  1. Section 4(g)(iv) of the Agreement is here-by amended and restated to read, in its entire-ty, as follows:

                  "(iv) Notwithstanding the foregoing (A) in the event that a Change-of-Control Transaction shall occur, then the Company (or a Successor, if applicable) shall pay the Executive a lump sum amount equal to the value (the "Option Value") of all of the options that would have been granted to the Executive under Section 4(g)(i) hereof if the Executive had remained employed with the Company until December 31, 2000 (the "Remaining Options"), assuming that all such Remaining Options are granted on the date of the Change-of-Control Transaction at an exercise price equal to the Fair Market Value of the Stock as of such date and in accordance with
                  Section 4(g)(i) and 4(g)(iii) hereof, and further assuming that all such Remaining Op-


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Mr. Henry R. Silverman
January 27, 1997
Page 2




                  tions are fully and immediately exercisable and freely transferable, and (B) Section 4(g)(ii) shall become inapplicable from and after the date of such Change-of-Control Transaction. For purposes of this Section 4(g), the Option Value of the Remaining Options (x) shall be determined by an independent compensation consultant or investment banker, selected by the Executive and reasonably acceptable to the Company and (y) shall appropriately reflect the ten-year term of the Remaining Options, the volatility of the Stock, current interest rates and such other factors as the independent compensation consultant or investment banker deems relevant. Without limiting the generality of the foregoing, the payment to the Executive of the Option Value shall be made in cash no later than the day of the consummation of the Change- of-Control Transaction; provided, however, that if, in connection with the applicable Change- of-Control Transaction, the stockholders of the Company receive consideration substantially in the form of stock or other equity securities of the Successor or of any other entity ("Successor Stock"), then the Company shall have the option to pay the Option Value by delivering to the Executive, no later than the day of consummation of the Change-of-Control Transaction, a number of shares of Successor Stock with an aggregate fair market value (as of the date of such delivery) equal to the Option Value; further, provided, that the Company may deliver shares of Successor Stock in accordance with the foregoing proviso only if the Successor Stock so delivered is covered by an effective registration statement, and is freely transferable by the Executive without any restrictions or limitations. The Company hereby agrees to take all actions necessary and appropriate, including obtaining all requisite approvals, if any, to effectuate the foregoing payment or delivery."


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Mr. Henry R. Silverman
January 27, 1997
Page 3



                  2. Section 6(c) of the Agreement is hereby deleted in its entirety and of no further force or effect.

                  This letter is intended to constitute an amendment to the Agreement, and, as amended hereby, the Agreement shall remain in full force and effect. In order to evidence your agreement with the provisions of this letter, please sign the enclosed copy of this letter and return it to the undersigned whereupon it will be the binding agreement between the Company and you.



                                           Very truly yours,


                                           HFS INCORPORATED



                                           By:    /s/ James E. Buckman
                                                  ----------------------------
                                           Title: Executive Vice
                                                              President


AGREED TO:


Henry R. Silverman


/s/ Henry R. Silverman
-----------------------------




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